Execution Version

THIRD AMENDMENT AND CONSENT
TO AMENDED AND RESTATED FINANCING AGREEMENT

THIRD AMENDMENT AND CONSENT, dated as of April 12, 2007 (this “Amendment”), to the Amended and Restated Financing Agreement referred to below, by and between COMMAND SECURITY CORPORATION, a New York corporation (“Command”), RODGERS POLICE PATROL, INC., a California corporation (“Rodgers”), STRATEGIC SECURITY SERVICES, INC., a California corporation (“Strategic”, and collectively with Rodgers, the “New Borrowers”) (Command, Rodgers, and Strategic, collectively, jointly and severally, the “Company”), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CIT”).

WHEREAS, Command and CIT are parties to that certain Amended and Restated Financing Agreement dated as of March 22, 2006, as amended by that certain First Amendment and Consent to Amended and Restated Financing Agreement, dated as of June 13, 2006, and by that certain Second Amendment to Amended and Restated Financing Agreement, dated as of September 30, 2006 (as amended, restated, supplemented, modified or otherwise changed from time to time, the "Financing Agreement"), pursuant to which CIT has agreed to make revolving credit loans to Command from time to time in an aggregate amount at any time outstanding not to exceed the Revolving Line of Credit (as defined in the Financing Agreement);

WHEREAS, Command, Brown Security Industries, a California corporation (“BSI”) and Rodgers Police Patrol, Inc./Strategic Security Services, Inc. Employee Stock Ownership Plan and Trust Agreement (the “ESOP”) have entered into that certain Stock Purchase Agreement (the “BSI ESOP Stock Purchase Agreement”) dated as of April 12, 2007, pursuant to which Command has agreed to purchase all of the issued and outstanding stock of BSI owned by the ESOP for consideration consisting of cash (such transaction is referred to herein as the “Stock Purchase”);

WHEREAS, Command, Command Security Services, Inc., a New York corporation and wholly-owned subsidiary of Command (“CSI”), BSI, Marc Brown and Hal Brown (collectively, the "Shareholders") have entered into that certain Amended and Restated Agreement and Plan of Merger dated as of April 12, 2007 (the “BSI Merger Agreement”), pursuant to which BSI will merge (the “Merger”) with and into CSI, and CSI will be the surviving corporation in the Merger;

WHEREAS, as the result of the Stock Purchase and the Merger, CSI shall become the owner of, inter alia, all of the issued and outstanding capital stock of Rodgers and Strategic, each of which desires to avail themselves of the accommodations provided to Command pursuant to the Financing Agreement as New Borrowers;

WHEREAS, CIT is willing to enter into this Amendment in order to (i) consent to (A) the Stock Purchase, (B) the Merger (which, together with the Stock Purchase, shall result in CSI having become the owner, free and clear of all liens, of all of the issued and outstanding stock of BSI) pursuant to the BSI ESOP Agreement and the BSI Merger Agreement (the Stock Purchase and the Merger are together referred to herein as the “BSI Acquisition”), and (C) the addition of the New Borrowers as parties to the Financing Agreement; and (ii) amend certain other terms and conditions of the Financing Agreement, in each case subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.    The Financing Agreement is hereby amended in order to add Rodgers and Strategic as joint and several obligors with Command as follows:

(a)    By the execution and delivery of this Third Amendment, and in consideration of the agreement by CIT to allow New Borrowers to avail themselves of the financial accommodations provided to Command under the Financing Agreement, each of the New Borrowers hereby:

(i)
assumes and accepts as a joint and several obligor, all of the Obligations, covenants, terms and conditions of the Financing Agreement and of all the other Loan Documents to which Command is a party in the same manner and to the same extent as Command and agrees to be bound thereby as if it was an original party to the Financing Agreement and such other Loan Documents;

(ii)
acknowledges and agrees that from and after the Third Amendment Effective Date, each New Borrower shall be a “Company” for all purposes under the Loan Documents and all references in the Loan Documents to the “Company” shall be deemed inclusive of each of the New Borrowers, unless inconsistent with the context in which used;

(iii)	agrees to pay all sums due pursuant to the Financing Agreement in the manner and at the times set forth therein or in the other Loan Documents;

(iv)
grants to CIT a security interest in and to and a lien upon the Collateral whether now owned or hereafter acquired by such New Borrower, as collateral security for all of the Obligations, in the same manner and to the same extent as Command; and

(v)
agrees that CIT may file such financing statements under the UCC and continuations of and amendments to previously filed financing statements as CIT determines are necessary and appropriate in order to perfect the security interest granted by each New Borrower; and

(vi)	agrees to execute and deliver to CIT such other documents and instruments as may be reasonably required by CIT in order to further effectuate the understandings set forth herein.

(b)    Command hereby acknowledges and agrees that:

(i)
from and after the Third Amendment Effective Date, each of the New Borrowers shall be a “Company” for all purposes under the Loan Documents and all references in the Loan Documents to the “Company” shall be deemed inclusive of each of the New Borrowers;

(ii)	from and after the Third Amendment Effective Date, Command shall be a joint and several obligor with New Borrowers with respect to the Obligations;

(iii)
the assumption and acceptance of the Obligations by New Borrowers as herein set forth does not diminish or release and shall not in any way affect any of the Obligations, duties or liabilities of Command to CIT; and

(vi)	it shall execute and deliver to CIT such other documents and instruments as may be reasonably required by CIT in order to further effectuate the understandings set forth herein.

2.    Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement. Definitions set forth in the preamble hereof are hereby incorporated into the substance of the Third Amendment (as hereinafter defined).

3.    Definitions in the Financing Agreement. Section 1 of the Financing Agreement is hereby amended as follows:

(a) The definition of the term “BSI Acquisition Documents” is hereby inserted, in appropriate alphabetical order, to read in its entirety as follows:

“BSI Acquisition Documents” means the BSI ESOP Stock Purchase Agreement, the BSI Merger Agreement, the Escrow Agreement and all other agreements, instruments and other documents executed or delivered in connection therewith with.

(b) The definition of the term "BSI Acquisition Overadvance Amount" is hereby inserted, in appropriate alphabetical order, to read in its entirety as follows:

“BSI Acquisition Overadvance Amount” means an amount to be added to the Borrowing Base upon the following terms and conditions: (i) such amount shall be added to the Borrowing Base during the period commencing on the Third Amendment Effective Date through and continuing through and including August 31, 2008; (ii) the initial amount added shall be Two Million Four Hundred Thousand Dollars ($2,400,000.00), and shall be reduced each month by the sum of One Hundred Fifty Thousand Dollars ($150,000.00), commencing on June 1, 2007, and continuing on the first (1st) day of each successive month; and (iii) on September 1, 2008 such amount shall be reduced to Zero Dollars ($0).

(c) The definition of the term "Third Amendment" is hereby inserted in appropriate alphabetical order, to read in its entirety as follows:

“Third Amendment” means the Third Amendment and Consent to the Amended and Restated Financing Agreement dated as of April 12, 2007, by and between the Company and CIT.

(d) The definition of the term “Third Amendment Effective Date” is hereby inserted in appropriate alphabetical order, to read in its entirety as follows:

“Third Amendment Effective Date” means the date on which all of the conditions precedent to the effectiveness of the Third Amendment have been fulfilled or waived in writing by CIT acting in its discretion.

(e) The definition of the term “Adjustment Date” is hereby amended and restated in its entirety to read as follows:

“Adjustment Date” shall have the meaning, if any, provided for in the definition of “Applicable Margin” in Section 1 of this Financing Agreement.

(f) The definition of the term “Anniversary Date” is hereby amended and restated in its entirety to read as follows:

“Anniversary Date” shall mean the date occurring five (5) years from the Original Closing Date and the same date in every year thereafter.

(g) The definition of the term “Applicable Revolving Line of Credit Fee Margin” is hereby amended and restated in its entirety to read as follows:

“Applicable Revolving Line of Credit Fee Margin” shall mean for any month, one-eighth of one percent (0.125%) per annum, for the number of days in such month, based on the average daily principal balance of Revolving Loans and the average daily undrawn amount of Letters of Credit outstanding during such month.

(h) The definition of the term “Applicable Margin” is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” shall mean (a) for Chase Bank Rate Loans, negative one-quarter of one percent (-0.25%) per annum and (b) for LIBOR Loans, two percent (2%) per annum.

(i) The definition of the term “Borrowing Base” is hereby amended and restated in its entirety to read as follows:

“Borrowing Base” shall mean (without duplication) (a) the sum of (i) eighty-five percent (85%) of the Company’s aggregate outstanding Eligible Accounts Receivable; provided however, that if the then Dilution Percentage is greater than five percent (5%), then the rate of advance herein shall be reduced by the amount of such excess Dilution Percentage, plus (ii) the lesser of (a) 75% of the Company’s aggregate outstanding Eligible Unbilled Accounts Receivable or (B) $2,500,000.00, plus (iii) eight-five percent (85%) of the aggregate outstanding Delta Receivables of up to (but not exceeding) $1,750,000.00, plus (iv) the BSI Acquisition Overadvance Amount, less (b) any applicable Availability Reserves. For purposes of calculating the Borrowing Base, no Trade Accounts Receivable of the Company may constitute at the same time both Eligible Accounts Receivable and Eligible Unbilled Accounts Receivable.

(j) The definition of the term “Delta Receivables” is hereby amended and restated in its entirety to read as follows:

“Delta Receivables” shall mean the Company’s Accounts which arise from the rendition of services to Delta Airlines in accordance with agreements entered into with Delta Airlines on or after Delta Airline’s commencement of cases under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court, so long as such Accounts do not remain unpaid for more than sixty (60) days from invoice date.

(k) The definition of the term “Letter of Credit Sub-Line” is hereby amended and restated in its entirety to read as follows:

“Letter of Credit Sub-Line” shall mean the commitment of CIT to assist the Company in obtaining Letters of Credit in an aggregate amount of up to $3,000,000.00.

(l) The definition of the term “Permitted Indebtedness” is hereby amended and restated in its entirety to read as follows:

“Permitted Indebtedness” shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Indebtedness arising under this Financing Agreement; (d) deferred Taxes and other expenses incurred in the ordinary course of business; (e) other Indebtedness existing on the date of execution of the Existing Financing Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Original Closing Date; (f) unsecured Indebtedness owing by the Company to Sterling Protective Group, Inc. pursuant to the terms of the Asset Purchase Agreement (as in effect on the First Amendment Effective Date); provided that no payments on such Indebtedness may be paid except in accordance with the express terms and conditions of the Protective Acquisition Documents (as in effect on the Third Amendment Effective Date); and (g) unsecured Indebtedness owing by the Company to the Shareholders or the ESOP as a result of adjustments to consideration amounts under the BSI Acquisition Documents.

(m) The definition of the term “Revolving Line of Credit” is hereby amended and restated in its entirety to read as follows:

“Revolving Line of Credit” shall mean the aggregate commitment of CIT to make Revolving Loans pursuant to Section 3 of this Financing Agreement and assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in an aggregate amount not to exceed Sixteen Million Dollars ($16,000,000.00).

4.    Fixed Charge Coverage Ratio. Section 7 of the Financing Agreement is hereby amended by amending and restating Sub-Section 7.10 in its entirety as follows:

7.10 The Company will, as of the end of each Fiscal Quarter, maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.

5.    Amendments to Acquisition Documents. Section 7 of the Financing Agreement is hereby amended by amending and restating Section 7.16 in its entirety as follows:

7.16. Without the prior written consent of CIT, the Company agrees that it will not amend, change, agree to any amendment or other change to (or make any payment consistent with any amendment or other change to) or waive any of its rights under any of the Protective Acquisition Documents or the BSI Acquisition Documents.

6.    Letter of Credit Guaranty Fee. Section 8 of the Financing Agreement is hereby amended by amending and restating Sub-Section 8.1, clause (d) in its entirety as follows:

(d) In consideration of the issuance of any Letter of Credit Guaranty by CIT or other assistance of CIT in obtaining Letters of Credit pursuant to Section 5 hereof, the Company agrees to pay to CIT a Letter of Credit Guaranty Fee equal to one and three-quarters percent (1.75%) per annum of the face amount of each Letter of Credit. All Letter of Credit Guaranty Fees shall be due and payable monthly on the first day of each month.

7.    Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to CIT, of each of the following conditions precedent (the first date upon which all such conditions shall have been fulfilled or waived being herein called the "Third Amendment Effective Date"):

(a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 7 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to CIT pursuant hereto on or prior to the Third Amendment Effective Date shall be correct in all material respects on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Delivery of Documents. CIT shall have received on or before the Third Amendment Effective Date the following, each in form and substance satisfactory to CIT and, unless indicated otherwise, dated the Third Amendment Effective Date:

(i)    counterparts of this Amendment which bear the signatures of the Company and CIT, together with an acknowledgment bearing the signature of CSI in the form attached hereto;

(ii)   a certificate or certificates of an Executive Officer, of each Company certifying (A) that attached thereto are complete and correct copies of the BSI ESOP Stock Purchase Agreement and the BSI Merger Agreement, (B) that true and complete copies of all other BSI Acquisition Documents have been delivered to CIT, (C) that attached thereto is a copy of the resolutions of each Company authorizing the execution, delivery and performance by each Company of this Amendment, and the performance of the Financing Agreement as amended by this Amendment, (D) the names and true signatures of the officers of each Company authorized to sign this Amendment, together with evidence of the incumbency of such authorized officers, (E) that attached thereto are true and complete copies of the charter and by-laws of each of Rodgers and Strategic, each as amended to date and in full force and effect, (F) that the charter and by-laws of Command have not been amended or otherwise modified since the Restatement Effective Date and that the copies thereof previously delivered to CIT are true, correct and complete, and (G) that all conditions to the effectiveness of the BSI Acquisition have been satisfied;

(iii)  to the extent that CSI shall survive the Merger and shall continue to own all of the issued and outstanding voting stock of New Borrowers, (A) a continuing, unlimited agreement of guaranty of the Obligations, by CSI, and (B) a pledge agreement by Command, pledging all of the stock in CSI to CIT, each in form and substance acceptable to CIT;

(iv) a fully executed payoff letter from U.S. Bank, National Association with respect to the payment in full of all obligations owed to it by BSI, Rodgers and Strategic; UCC termination statements and other instruments or documentation evidencing the termination of each lien described on Exhibit A attached hereto;

(v) updated UCC, judgment and tax searches with respect to BSI, Rodgers and Strategic;

(vi) a funds flow chart for all consideration to be paid for or on account of the BSI Acquisition; and

(vii) such other agreements, instruments and other documents as CIT may reasonably request from the Company.

(c) Amendment Fee. CIT shall have received payment of a non-refundable amendment fee equal to Five Thousand Dollars ($5,000.00), which fee shall be fully earned when paid (it being agreed and understood that CIT may charge the Revolving Loan Account in respect of such amendment fee).

(d) Overadvance Fee. CIT shall have received payment of the first installment of a fully earned and non-refundable fee in consideration for CIT’s making the BSI Acquisition Overadvance Amount available to the Company, which fee shall equal One Hundred Twenty Thousand Dollars ($120,000.00) and which, as an accommodation to the Company, shall be paid in three (3) equal installments of Forty Thousand Dollars ($40,000.00) each. Such installments shall be due and payable (i) on or before the Third Amendment Effective Date, (ii) on October 1, 2007 and (iii) on April 1, 2008; provided however, in the event that the Financing Agreement is sooner terminated, for any reason, then the entire unpaid balance of such fee shall become immediately due and payable (it being agreed and understood that CIT may charge the Revolving Loan Account in respect of such fee on the due date or accelerated due date of each installment as applicable).

(e) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be satisfactory to CIT and its counsel, and CIT and such counsel shall have received from the Company all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as CIT or such counsel may reasonably request.

(f) Consummation of BSI Acquisition. (i) Pursuant to the BSI Acquisition Documents (no provision of which shall have been amended or otherwise modified or waived without the prior written consent of CIT), BSI shall have merged with and into CSI, which shall be the surviving corporation in the Merger, and, after giving effect to the Merger, CSI shall have become the owner, free and clear of all liens, of all of the issued and outstanding capital stock of the New Borrowers and, all of the assets of BSI; (ii) all of the assets of BSI and New Borrowers shall be free and clear of all liens (other than (A) Permitted Encumbrances, and (B) each lien described on Exhibit B hereto); and (iii) each of the ESOP, BSI, the Shareholders and the Company shall have fully performed all of the obligations to be performed by such person in all material respects under the BSI Acquisition Documents on or prior to the Third Amendment Effective Date.

(g) Legal Fees and Expenses and Out-of-Pocket-Expenses. The Company shall have paid to CIT, in immediately available funds, (i) the fees and expenses of CIT’s legal counsel incurred in the preparation, execution and delivery of this Amendment, and (ii) an amount equal to the amount of all Out-of-Pocket-Expenses which were incurred by CIT in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents. Such legal fees and expenses and Out-of-Pocket-Expenses shall be due and payable in full on the date hereof and may, at CIT’s option, be charged to the Company’s Revolving Loan Account.

8.    Conditions Subsequent. The obligation of CIT to continue to make Revolving Loans (or otherwise extend credit under the Financing Agreement) is subject to CIT’s receipt not later than April 20, 2007 of the following:

(a) Original certificate(s) for all issued and outstanding capital stock of Command Securities Services, Inc. together with stock power(s) executed in blank and resignation(s) of officers and directors executed in blank; and

(b) Certificates of insurance designating CIT as loss payee and additional insured as to liability, together with a lenders loss payable endorsement, all with respect to coverage of the assets and operations of New Borrowers.

9.    Representations and Warranties. The Company hereby represents and warrants to CIT as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 7 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to CIT pursuant hereto on or prior to the Third Amendment Effective Date are correct in all material respects on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, as to Command, and California, as to New Borrowers, and (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

(c) Authorization, Etc. The execution, delivery and performance by the Company of this Amendment, and the performance by the Company of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action on the part of the Company, (ii) do not and will not contravene the Company’s charter or by-laws, any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required in connection with the due execution, delivery and performance by the Company of this Amendment, or for the performance of the Financing Agreement, as amended hereby.

(e) Enforceability of Loan Documents. Each of this Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which the Company is a party is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

(f) BSI Acquisition Documents. The Company has delivered to CIT a complete and correct copy of each of the BSI ESOP Stock Purchase Agreement and the BSI Merger Agreement, in each case including all schedules and exhibits thereto, the Escrow Agreement, and all other BSI Acquisition Documents. The BSI Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The BSI Acquisition Documents are the legal, valid and binding obligations of the Company and, to the best knowledge of the Company, each of the other parties thereto, enforceable against the Company, and to the best knowledge of the Company, each of the other parties thereto, in accordance with their terms.

(g) Consummation of BSI Acquisition. All conditions precedent to the consummation of the BSI Acquisition have been fulfilled or (with the written consent of CIT) waived, the BSI Acquisition Documents have not been amended or otherwise modified, and there has been no breach of any term or condition of the BSI Acquisition Documents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any other person is required for such acquisition, other than such as have been or will be obtained on or prior to the Third Amendment Effective Date. As of the Third Amendment Effective Date, (i) pursuant to the BSI Acquisition Documents (no provision of which shall have been amended or otherwise modified or waived without the prior written consent of CIT), BSI shall have merged with and into CSI, which shall be the surviving corporation in the Merger, and, after giving effect to the Merger, CSI shall have become the owner, free and clear of all liens, of all of the issued and outstanding capital stock of the New Borrowers and all of the assets of BSI; (ii) all of the assets of BSI and New Borrowers are free and clear of any lien other than (i) Permitted Encumbrances and (ii) each lien described on Exhibit B hereto.

10.    Consent. Notwithstanding anything to the contrary set forth in Section 7.9(g) of the Financing Agreement, CIT hereby consents to the BSI Acquisition pursuant to the BSI Acquisition Documents and agrees that such acquisition shall be permitted for all purposes of the Financing Agreement and the other Loan Documents. The foregoing consent shall be effective on the Third Amendment Effective Date. Notwithstanding the foregoing, (a) in no event shall any of the Accounts of New Borrowers (hereinafter, the “New Borrower Accounts”) be deemed “Eligible Accounts Receivable” and/or included in the calculation of the Borrowing Base under the Financing Agreement until (a) CIT shall have received a detailed ageing, in form and substance acceptable to CIT, of the New Borrower Accounts prepared as of March 31, 2007, (b) CIT shall have a perfected first priority security interest (subject only to Permitted Encumbrances and the liens described on Exhibit B hereto) on all of the assets of New Borrowers, and (c) all termination statements, releases of security interests and other instruments or documentation evidencing the termination of each lien described on Exhibit A attached hereto shall have been filed.

11.    Miscellaneous.

(a) Continued Effectiveness of the Financing Agreement. Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (i) all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which the Company is a party to the "Financing Agreement", “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of CIT under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any conflict of law rule or principle that would give effect to the laws of another jurisdiction.

(e) Amendment as Loan Document. The Company hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made by the Company under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or if the Company fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Amendment.

(f) Collateral. It is understood and agreed that all Collateral (including the Collateral granted by the New Borrowers pursuant to this Amendment) shall secure the Obligations under the Loan Documents. In addition, the Company confirms and agrees that to the extent that any Loan Document purports to assign or pledge to CIT, or to grant to CIT a lien on any collateral as security for the Obligations of the Company from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a lien is hereby ratified and confirmed in all respects.

(g) Waiver of Jury Trial. EACH OF COMMAND, RODGERS, STRATEGIC AND CIT HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment and Consent to be executed and delivered as of the date first above written.

Company:

COMMAND SECURITY CORPORATION, a New York corporation

By:
Name: Barry Regenstein Title: President

RODGERS POLICE PATROL, INC., a California corporation

By:
Name: Barry Regenstein Title: President

STRATEGIC SECURITY SERVICES, INC., a California corporation

By:
Name: Barry Regenstein Title: President

CIT

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation

By:
Name: Title

[Acknowledgment by CSI follows.]

Acknowledgment by Command Security Services, Inc.

The undersigned Command Security Services, Inc., a New York corporation, hereby represents, warrants, covenants and agrees as follows:

(a)    the description of the BSI Acquisition and of the Merger set forth in the preamble to the foregoing Third Amendment and Consent to Amended and Restated Financing Agreement is accurate in all respects,

(b)    it has no assets other than the issued and outstanding voting stock of Rodgers and Strategic and does not intend to conduct any business other than acting as a holding company for such stock,

(c)    it hereby consents to Rodgers and Strategic becoming joint and several obligors with Command under the Financing Agreement, and

(d)    it agrees to provide an agreement of guaranty to CIT, in form and substance acceptable to CIT, guaranteeing all of the obligations of Command Security Corporation, Rodgers Police Patrol and Strategic Security Services, Inc. under the Financing Agreement

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgement to be executed and delivered as of the ___ day of April, 2007.

COMMAND SECURITY SERVICES, INC., a New York corporation

By:
Name: Barry Regenstein Title: President

EXHIBIT A

Liens to be terminated or amended on or before the Third Amendment Effective Date

DEBTOR	SECURED PARTY	RECORD NUMBER	JURISDICTION

Rodgers Police Patrol, Inc.	U.S. Bank, National Association	#9831360341, filed 11/3/98	California SOS
Strategic Security Service, Inc.	U.S. Bank, National Association	#9734360519, filed 12/3/97	California SOS

EXHIBIT B

Permitted Liens

DEBTOR	SECURED PARTY	RECORD NUMBER	JURISDICTION

Rodgers	Lease Corporation of America	023960789	SOS California